UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 16, 2006
Four Oaks FinCorp, Inc.
(Exact name of registrant as specified in its charter)
North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6114 U.S. 301 South - Four Oaks, NC 27524
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  919-963-2177

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

August 16, 2006, Four Oaks Fincorp, Inc. (OTC BB: FOFN) issued a press release announcing preliminary financial results for the second quarter ended June 30, 2006. The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

As previously reported, the Company intends to restate its financial statements for the year ended December 31, 2005 and for the first quarter of 2006 to amend the accounting for certain derivative transactions relating to interest rate swap agreements on the Company's brokered certificates of deposit under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.  The Company plans to amend its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the three month period ended March 31, 2006 as soon as practicable to reflect the restatement.  The preliminary results for the quarter ended June 30, 2006 announced in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K utilize the accounting treatment which will be reflected in the restatement of the Company's historical financial statements, and the results for the quarter ended June 30, 2005 used in the press release have been restated to reflect this accounting treatment.

Pursuant  to  General  Instruction  B.2 of  Current  Report  on  Form  8-K,  the information in this Item 2.02, including the press release attached as Exhibit 99.1, is furnished and shall not be deemed to be "filed" for purposes of Section 18 of the  Securities  Exchange Act of 1934, as amended, or otherwise subject  to the liability of that section.  Furthermore, the information in this Item 2.02, including the press release attached as Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits
EX-99.1	Press Release issued on August 16, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2006	By:	/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr. President & Chief Executive Officer